Exhibit 99.3

RIDGEPOST CAPITAL, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Description of the Acquisition

On June 22, 2026, Ridgepost Capital, LLC, a Delaware limited liability company (“Ridgepost LLC”) and a subsidiary of Ridgepost Capital, Inc., a Delaware corporation ("Ridgepost" or the “Company”), completed its previously announced acquisition (the “Acquisition”) of all the issued and outstanding equity interests of Stellus Capital Management, LLC, a Delaware limited liability company (“Stellus”) in accordance with the terms and conditions of the previously announced interest purchase agreement (the “Purchase Agreement”), dated February 4, 2026, between Ridgepost LLC, certain entities affiliated with Stellus, and certain direct and indirect equity holders of Stellus (together, the “Sellers”).

The consideration paid at the closing of the Acquisition, which is subject to certain customary closing adjustments, consisted of $125.0 million in cash, 11,191,149 membership units representing limited liability company interests of Ridgepost LLC (“Units”) and 579,096 shares of the Company’s Class A Common Stock (“Class A Common Stock”). Subject to certain conditions, the Units are exchangeable into shares of Class A Common Stock on a one-for-one basis, pursuant to that certain Exchange Agreement entered into on August 25, 2022, by and among Ridgepost LLC, the Company and the other signatory parties thereto, to which the Sellers became parties via joinder (such Exchange Agreement, as modified by the joinder, the “Exchange Agreement”). Shares of Class A Common Stock beneficially held by the Sellers (including following an exchange of Units in accordance with the Exchange Agreement) will be subject to a restricted period during which the holder cannot offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose thereof, directly or indirectly. The restricted period terminates as follows: (i) with respect to one-third of the Class A Common Stock held by such stockholder, on the first anniversary of the Closing Date; (ii) with respect to two-thirds of the Class A Common Stock held by such stockholder, on the second anniversary of the Closing Date; and (iii) with respect to all of the Class A Common Stock held by such stockholder, on the third anniversary of the Closing Date. The Sellers will also have certain registration rights as members of Ridgepost LLC.

Basis of Pro Forma Presentation

The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X (“Article 11”). The unaudited pro forma condensed consolidated balance sheet gives effect to the Acquisition as if it were completed on March 31, 2026. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 give effect to the Acquisition as if it were completed on January 1, 2025, with acquisition-related adjustments assuming the transaction occurred at the beginning of the fiscal year presented and had a continuing impact through the interim period presented and described in the accompanying notes.

Considerations Regarding Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information has been prepared for informational purposes only, is subject to the assumptions and uncertainties set forth in the notes thereto, and is not necessarily indicative of or intended to represent the results that would have been achieved if the Acquisition had been completed as of the dates indicated, or that may be achieved in the future. The unaudited pro forma condensed consolidated financial information does not reflect the costs of any integration activities or benefits that may result from future cost savings due to revenue synergies, procurement savings or operational efficiency that may result from the Acquisition.

The unaudited pro forma condensed consolidated financial information was derived from and should be read in conjunction with the following:

1.
Unaudited Consolidated Financial Statements and accompanying Notes of Ridgepost Capital, Inc., as filed in its Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2026 with the United States Securities and Exchange Commission (“SEC”) on May 8, 2026;
2.
Audited Consolidated Financial Statements and accompanying Notes of Ridgepost Capital, Inc., as filed in its Annual Report on Form 10-K as of and for the year ended December 31, 2025 with the SEC on February 27, 2026;
3.
Unaudited Consolidated Financial Statements and accompanying Notes of Stellus Capital Management, LLC, as of and for the three months ended March 31, 2026; and
4.
Audited Consolidated Financial Statements and accompanying Notes of Stellus Capital Management, LLC as of and for the year ended December 31, 2025.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET OF RIDGEPOST CAPITAL, INC. AND ITS SUBSIDIARIES MARCH 31, 2026

(in thousands)

	Ridgepost	Stellus Capital	Transaction		Pro Forma
	Capital, Inc.	Management LLC	Accounting		Adjusted
	Historical	Historical	Adjustments		Balance Sheet
ASSETS
Cash and cash equivalents	$29,029	$1,228	$10,596	(a)	$40,853
Restricted cash	909	-	-		909
Accounts receivable	25,353	3	6,337	(b)	31,693
Note receivable	7,216	-	-		7,216
Due from related parties	98,891	9,141	(8,933)	(b)	99,099
Investments in unconsolidated subsidiaries	1,434	-	-		1,434
Prepaid expenses and other assets	15,363	531	(2)	(b)	15,892
Property and equipment, net	10,119	63	10	(b)	10,192
Right-of-use assets	22,440	317	(58)	(b)	22,699
Derivative assets	219	-	-		219
contingent payments to customers	16,380	-	-		16,380
Deferred tax assets, net	23,694	-	-		23,694
Intangibles, net	101,081	-	178,400	(c)	279,481
Goodwill	557,606	-	55,320	(c)	612,926
Total assets	$909,734	$11,283	$241,670		$1,162,687

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$25,827	$2,581	$(970)	(b)	$27,438
Accrued compensation and benefits	9,878	1,723	1,118	(b)	12,719
Due to related parties	1,250	220	(220)	(d)	1,250
Other liabilities	428	12,610	(12,610)	(d)	428
Contingent consideration	11,181	-	6,600	(e)	17,781
Accrued contingent liabilities	28,455	-	-		28,455
Deferred revenues	17,958	-	159	(b)	18,117
Lease liabilities	29,059	327	(68)	(b)	29,318
Deferred tax liabilities, net	7,376	-	-		7,376
Debt obligations	375,009	-	139,000	(f)	514,009
Total liabilities	506,421	17,461	133,009		656,891
COMMITMENTS AND CONTINGENCIES
EQUITY
Class A common stock	78	(15,360)	15,361	(g)	79
Class B common stock	31	-	-		31
Treasury stock	(130,129)	-	-		(130,129)
Additional paid-in capital	664,751	-	4,649	(g)	669,400
Accumulated deficit	(186,320)	9,089	(9,089)	(g)	(186,320)
Accumulated other comprehensive income	2,829	-	-		2,829
Noncontrolling interests	52,073	93	97,740	(g)	149,906
Total equity	403,313	(6,178)	108,661		505,796
TOTAL LIABILITIES AND EQUITY	$909,734	$11,283	$241,670		$1,162,687

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS OF RIDGEPOST CAPITAL, INC. AND ITS SUBSIDIARIES THREE MONTHS ENDED MARCH 31, 2026

(in thousands)

	Ridgepost	Stellus			Pro Forma
	Capital	Capital	Transaction		Adjusted
	Inc.	Management LLC	Accounting		Statement of
	Historical	Historical	Adjustments		Operations

REVENUES
Management and advisory fees	$73,609	$8,551	$-		$82,160
Other revenues	1,415	-	-		1,415
Total revenues	75,024	8,551	-		83,575
OPERATING EXPENSES
Compensation and benefits	38,486	3,537	-		42,023
Professional fees	5,822	632	-		6,454
General, administrative and other	9,681	833	-		10,514
Contingent consideration expense	(4,016)	-	-		(4,016)
Amortization of intangibles	5,409	-	2,093	(a)	7,502
Strategic alliance expense	-	-	-		-
Total operating expenses	55,382	5,002	2,093		62,478
INCOME FROM OPERATIONS	19,642	3,549	(2,093)		21,098
OTHER (EXPENSE)/INCOME
Interest expense, net	(6,402)	-	(2,181)	(b)	(8,583)
Other gains	471	15	-		486
Total other (expense)/income	(5,931)	15	(2,181)		(8,097)
Income before income taxes	13,711	3,565	(4,275)		13,001
Income tax (expense) benefit	(4,022)	-	898	(c)	(3,124)
NET INCOME	$9,689	$3,565	$(3,377)		$9,877
Less: Net income attributable to noncontrolling interests	(1,198)	(267)	(1,469)	(d)	(2,935)
NET INCOME ATTRIBUTABLE TO RPC	$8,491	$3,297	$(4,846)		$6,942

Earnings per share
Basic earnings per share	$0.08				$0.06
Diluted earnings per share	$0.08				$0.06
Weighted average shares outstanding, basic	109,519		579		110,098
Weighted average shares outstanding, diluted	117,303		579		117,882

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS OF RIDGEPOST CAPITAL, INC. AND ITS SUBSIDIARIES YEAR ENDED DECEMBER 31, 2025

(in thousands)

	Ridgepost	Stellus			Pro Forma
	Capital	Capital	Transaction		Adjusted
	Inc.	Management LLC	Accounting		Statement
	Historical	Historical	Adjustments		of Operations

REVENUES
Management and advisory fees	$292,489	$38,277	$-		$330,766
Other revenues	4,857	-	-		4,857
Total revenues	297,346	38,277	-		335,623
OPERATING EXPENSES
Compensation and benefits	143,632	13,750	-		157,382
Professional fees	25,545	1,289	659	(e)	27,493
General, administrative and other	35,149	2,193	157	(e)	37,499
Contingent consideration expense	2,928	-	-		2,928
Amortization of intangibles	23,845	-	8,373	(a)	32,218
Strategic alliance expense	703	-	-		703
Total operating expenses	231,802	17,232	9,189		258,223
INCOME FROM OPERATIONS	65,544	21,045	(9,189)		77,400
OTHER (EXPENSE)/INCOME
Interest expense, net	(27,344)	-	(8,725)	(b)	(36,069)
Other gains	$(5,792)	96	-		(5,696)
Total other (expense)/income	(33,136)	96	(8,725)		(41,765)
Net income before income taxes	32,408	21,141	(17,915)		35,634
Income tax (expense) benefit	(9,445)	-	3,762	(c)	(5,683)
NET INCOME	$22,963	$21,141	$(14,153)		$29,951
Less: Net income attributable to noncontrolling interest	(3,462)	(1,063)	(4,144)	(d)	(8,669)
NET INCOME ATTRIBUTABLE TO RPC	$19,501	$20,078	$(18,297)		$21,282

Earnings per share
Basic earnings per share	$0.18				$0.19
Diluted earnings per share	$0.17				$0.19
Weighted average shares outstanding, basic	110,394		579		110,973
Weighted average shares outstanding, diluted	118,059		579		118,638

RIDGEPOST CAPITAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial information of Ridgepost Capital, Inc. and its subsidiaries, and notes thereto, has been prepared in accordance with Article 11 of Regulation S-X and are based on the historical financial statements of Ridgepost and Stellus, adjusted to reflect the Acquisition by Ridgepost and the pro forma adjustments described within the notes to the unaudited pro forma condensed consolidated financial statements.

The Acquisition is accounted for in accordance with ASC 805. The valuations and related purchase accounting have not been finalized, and the preliminary amounts included in the pro forma financial information, including the estimated fair values of the acquired assets and assumed liabilities, as well as the amortization associated with the acquired intangible assets, and income tax effects are subject to change. The final purchase price allocation, which is expected to be completed by the end of 2026, and the resulting effect on our financial positions and results of operations may be materially different from the pro forma amounts included herein.

The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that the Company believes are reasonable. However, actual results may differ from those reflected in these unaudited pro forma condensed consolidated financial statements. In the Company’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed consolidated financial statements do not purport to represent what the consolidated company’s financial position or results of operations would have been if the Acquisition and related transactions had actually occurred on the dates indicated above, nor are they indicative of the consolidated company’s future financial position or results of operations. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes thereto for the periods presented.

Note 2. Acquisition of Stellus

Ridgepost accounted for the Acquisition in accordance with ASC 805. Accordingly, the purchase price attributable to the Acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair values.

As described above, the purchase price paid at closing for the Acquisition, consisted of $125.0 million in cash, subject to certain working capital adjustments, 11,191,149 membership units of Ridgepost Capital, LLC, and 579,906 shares of the Company's Class A Common Stock. Additionally, the Purchase Agreement provides for additional consideration of up to $60.0 million to be paid in a mix of cash and partnership units in Ridgepost Capital, LLC at the seller's election, with no more than 50% payable in cash. The payment of and total amount of contingent consideration to be paid is based on the fee-related revenue of Stellus for the years ending December 31, 2027, and December 31, 2029. The actual amount of contingent consideration to be paid may materially differ from that included in the preliminary purchase accounting disclosed herein. See definition and terms of the earn out payments in the Purchase Agreement included in Ridgepost’s Form 8-K filed on June 22, 2026.

Fair Value
Cash	$129,809
Fair value of equity consideration	94,515
Fair value of contingent consideration	6,600
Total purchase consideration	$230,924

The acquisition date fair value of certain assets and liabilities, including intangible assets acquired and related weighted average expected lives are provisional and subject to revision within one year of the acquisition date. As such, our estimates of fair values are pending finalization which may result in adjustments to goodwill.

Fair Value
ASSETS
Cash and cash equivalents	$2,634
Accounts receivable	6,340
Due from related parties	208
Prepaid expenses and other assets	529
Property and equipment, net	73
Right-of-use assets	259
Intangible assets, net	178,400
Total assets acquired	$188,443
LIABILITIES
Accounts payable and accrued expenses	$1,611
Accrued compensation and benefits	2,841
Deferred revenues	159
Lease liabilities	259
Total liabilities assumed	4,870

Net identifiable assets acquired	$183,573
Goodwill	55,319
Less: fair value of noncontrolling interests	(7,968)
Net assets acquired	$230,924

Note 3. Unaudited Pro Forma Condensed Consolidated Balance Sheet

For purposes of preparing the unaudited pro forma condensed consolidated balance sheet as of March 31, 2026, the Acquisition will be accounted for as if it occurred on March 31, 2026. Pro forma accounting adjustments related to the Acquisition in the accompanying unaudited pro forma condensed consolidated financial statements are as follows:

(a)
Reflects the cash effects of the Acquisition and related transactions, which is comprised of:
•
The net cash proceeds from the $139.0 million revolver draw on the Company’s existing credit facility;
•
The payment of the $129.8 million in cash consideration for the Acquisition;
•
Reflects changes in cash between March 31, 2026 and the acquisition date;
(b)
Reflects certain changes in working capital between March 31, 2026 and the acquisition date, and adjusting the carrying value of certain assets to the fair value assigned in the allocation of the purchase price.
(c)
Reflects the adjustments to record the estimated fair value of goodwill as well as intangible assets in the form of a trade name, asset management contracts, and direct investor and intermediary relationships acquired in connection with the preliminary purchase accounting for the Acquisition as described in Note 2. The trade name intangible asset is assigned a 10-year useful life, the asset management contracts are assigned a 23-year useful life, and the direct investor and intermediary relationships are assigned an 8-year useful life.
(d)
Reflects the elimination of certain accrued obligations to related parties and certain accrued incentive compensation liabilities to individuals which were not assumed by Ridgepost, and related to certain compensation arrangement which will not be applicable post-acquisition to Ridgepost.
(e)
Reflects the recording of the contingent consideration liability, based on the estimated fair value of the contingent consideration associated with the Earn-Out Payments as defined in the Purchase Agreement.
(f)
Reflects the $139.0 million draw down on the Company’s existing revolving credit facility
(g)
Reflects the removal of pre-acquisition retained earnings of Stellus, the removal of $0.1 million of pre-acquisition non-controlling interests and restating the non-controlling interests at the $8.0 million estimated fair value as of the acquisition date, which are reflected as a non-controlling interest on Ridgepost’s balance sheet, recording the $89.9 million fair value of the Units issued to the Seller Recipients (as defined in the Purchase Agreement) in the Acquisition, which are reflected as a non-controlling interest on Ridgepost’s balance sheet, and recording the $4.7 million fair value of the Class A shares issued to the Seller Recipients (as defined in the Purchase Agreement), which are reflected as Class A common stock and additional paid in capital on Ridgepost's balance sheet.

Note 4. Unaudited Pro Forma Condensed Consolidated Statements of Operations

For purposes of preparing the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 will be accounted for as if the Acquisition occurred on January 1, 2025.

Pro forma accounting adjustments related to the Acquisition in the accompanying unaudited pro forma condensed consolidated financial statements are as follows:

(a)
Reflects the additional amortization expense associated with the intangible assets recorded by the Company in the Acquisition, as if the Acquisition occurred and amortization began on January 1, 2025.
(b)
Reflects the additional interest expense for each period presented, giving effect to $139.0 million of borrowings on Ridgepost’s existing credit facility as if such occurred and began incurring interest expense on January 1, 2025.
(c)
Reflects the income tax expense (benefit) related to the pro forma adjustments at a tax rate of 21%, which represents the federal corporate income tax rate.
(d)
Reflects the allocation of Ridgepost’s pro forma net income related to the noncontrolling interests in Ridgepost, LLC acquired by the Seller Recipients in the Company’s acquisition of Stellus. This adjustment also reflects the allocation of pro forma adjustments to net income related to the noncontrolling interests in Stellus' Private BDC Advisor, LLC.
(e)
Reflects the $0.9 million of transaction costs incurred by Ridgepost subsequent to March 31, 2026. As the transaction is assumed to have occurred on January 1, 2025, these are reflected in the pro forma year ended December 31, 2025. See Note 6 for additional discussion regarding transaction costs.

Note 5. Earnings per share

The pro forma basic earnings per share ("EPS") is calculated by dividing consolidated pro forma net income available to common shareholders by pro forma weighted-average number of common shares outstanding. The pro forma diluted EPS includes the determinants of basic EPS and common stock equivalents outstanding during the period adjusted to give effect to potentially dilutive securities. Earnings per share is represented in the Consolidated Statement of Operations.

The computations of pro forma earnings per share assuming dilution excludes the 11.2 million partnership units convertible into Ridgepost Capital, Inc. Class A common stock for both the three months ended March 31, 2026 and the year ended December 31, 2025 because these partnership units were anti-dilutive. Additionally, the computations of pro forma earnings per share assuming dilution exclude stock options and restricted stock units totaling 10.9 million shares and 8.0 million shares for the three months ended March 31, 2026 and the year ended December 31, 2025, respectively, because these options and restricted stock units were anti-dilutive.

Note 6. Transaction Costs

Ridgepost and Stellus each incurred certain nonrecurring charges in connection with the Acquisition. The historical financial statements of Ridgepost Capital, Inc. for the year ended December 31, 2025 and three months ended March 31, 2026 include nonrecurring transaction costs consisting of $3.8 million and $0.7 million of professional fees, respectively. The historical financial statements of Stellus for the year ended December 31, 2025 and three months ended March 31, 2026 include nonrecurring transaction costs consisting of $0.9 million and $0.6 million of professional fees, respectively.

Subsequent to March 31, 2026, the Company has incurred $0.9 million of additional nonrecurring transaction costs. These are reflected as a pro-forma adjustment to the statement of operations for the year ended December 31, 2025 as described in Note 4.